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                                                                    EXHIBIT 10.2

                                   LEVIATHAN
                           1998 UNIT OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                        EFFECTIVE AS OF AUGUST 14, 1998
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                               TABLE OF CONTENTS

SECTION 1  PURPOSE.....................................................     1
SECTION 2  UNITS SUBJECT TO THE PLAN...................................     1
SECTION 3  ADMINISTRATION OF THE PLAN..................................     1
SECTION 4  PARTICIPATION IN THE PLAN...................................     1
SECTION 5  UNIT OPTION GRANTS AND TERMS................................     2
SECTION 6  GENERAL PROVISIONS..........................................     3
SECTION 7  EFFECTIVE DATE AND DURATION OF PLAN.........................     4
SECTION 8  COMPLIANCE WITH SECTION 16..................................     4
SECTION 9  AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN........     4

                                   LEVIATHAN

                             1998 UNIT OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   SECTION 1

                                    PURPOSE

     The purpose of the Leviathan 1998 Unit Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee Directors of Leviathan Gas Pipeline Company (the "Company"), the general partner of Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), and to provide an incentive for such Directors to increase their proprietary interests in the Partnership's long-term success and progress.

                                   SECTION 2

                           UNITS SUBJECT TO THE PLAN

     2.1 Subject to Section 2.2, the maximum number of common units of the Partnership (the "Common Units"), for which unit options may be granted under the Plan is one hundred thousand (100,000) (the "Units"). The Units shall be Common Units held in the Company's or the Partnership's, as appropriate, treasury or issued out of the authorized but unissued units of the Partnership, or partly out of each, as shall be determined by the Plan Administrator.

     2.2 In the event of a recapitalization, unit split, unit dividend, exchange of shares or units, merger, reorganization, change in corporate structure or units of the Partnership or similar event, the Board of Directors of the Company (the "Board"), may make appropriate adjustments in the number of units authorized for the Plan and, with respect to outstanding unit options, the Plan Administrator may make appropriate adjustments in the number of units and the unit option price. In the event of any adjustment in the number of Units covered by any unit option, any fractional units resulting from such adjustment shall be disregarded and each such unit option shall cover only the number of full units resulting from such adjustment.

                                   SECTION 3

                           ADMINISTRATION OF THE PLAN

     Unless otherwise determined by the Board and subject to Section 9, the Plan shall be administered by a management committee (the "Plan Administrator") consisting of the Chairman of the Board of the Company and such other senior officers of the Company or its affiliates as the Chairman of the Board shall designate. The Plan Administrator shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company and the Partnership, and shall take any other action necessary for the administration of the Plan.

                                   SECTION 4

                           PARTICIPATION IN THE PLAN

     Each member of the Board elected or appointed who is not otherwise an employee of the Company, the Partnership or any subsidiary thereof (a "Participant") shall receive unit option grants as provided in the Plan.

                                   SECTION 5

                          UNIT OPTION GRANTS AND TERMS

     Each unit option granted to a Participant under the Plan and the issuance of Units thereunder shall be subject to the following terms:

5.1  UNIT OPTION GRANTS

     A Participant shall automatically receive (a) a grant of unit options to purchase one thousand five hundred (1,500) Units when the Participant is initially elected or appointed as a Director of the Company and (b) a grant of unit options to purchase one thousand (1,000) Units on each date the Participant is reelected as a Director of the Company at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), beginning with the Annual Meeting in 1999.

     Each option granted under the Plan shall be evidenced by a written instrument delivered by or on behalf of the Plan Administrator containing terms, provisions and conditions not inconsistent with the Plan.

5.2  VESTING OF UNIT OPTIONS

     Each unit option granted to a Participant under the Plan shall be fully vested and immediately exercisable upon grant.

5.3  UNIT OPTION PRICE

     The unit option price for a unit option granted under the Plan shall be the fair market value of the Units covered by the unit option at the time the unit option is granted. For purposes of the Plan, "fair market value" shall be the mean between the highest and lowest quoted selling prices at which the Common Units were sold on such date as reported in the NYSE Composite Transactions by The Wall Street Journal on such date or, if no Common Units were traded on such date, on the next preceding date on which Common Units were so traded.

5.4  TIME AND MANNER OF EXERCISE OF A UNIT OPTION

     Each unit option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than one hundred (100) Units (or the remaining Units then purchasable under the unit option, if less than one hundred (100) Units) may be purchased upon exercise of any unit option hereunder and that only whole Units will be issued pursuant to the exercise of any unit option.

     The purchase price of units purchased under unit options shall be paid in full to the Company upon the exercise of the unit option by delivery of consideration equal to the product of the unit option price and the number of units purchased (the "Purchase Price"). Such consideration may be paid (i) in cash or by check; (ii) in Common Units already owned by the Participant for a sufficient time (generally six (6) months) to not result in an accounting charge to the Company, or any combination of cash and Common Units, with the fair market value of such Common Units valued as of the day prior to delivery; or
(iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker in a form satisfactory to the Plan Administrator to promptly deliver to the Company the amount of sale or loan proceeds to pay the Purchase Price. The Plan Administrator can specify that unit options granted or to be granted shall permit additional techniques to pay the Purchase Price. A Participant shall have none of the rights of a unitholder until the Common Units are issued to the Participant.

5.5  TERM OF UNIT OPTIONS

     Each unit option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

          (a) In the event that an Participant ceases to be a Director of the Company for any reason other than the death of the Participant, the unit options granted to such Participant shall expire unless
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     exercised by him or her within thirty-six (36) months after the date such
     Participant ceases to be a Director of the Company.

          (b) In the event of the death of a Participant, whether during the Participant's service as a Director or during the thirty-six (36) month period referred to in Section 5.5(a), the unit options granted to such Participant shall be exercisable, and such unit options shall expire unless exercised within twelve (12) months after the date of the Participant's death, by the legal representatives or the estate of such Participant, by any person or persons whom the Participant shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the Participant's rights have passed by will or the laws of descent and distribution.

5.6  TRANSFERABILITY

     During an Participant's lifetime, a unit option may be exercised only by the Participant. Unit options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution except that, to the extent permitted by applicable law, including Section 16, and Rules promulgated thereunder by the Securities and Exchange Commission, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of a unit option to designate in writing during the Participant's lifetime a beneficiary to receive and exercise unit options in the event of the Participant's death (as provided in Section 5.5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unit option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

5.7  DEFERRAL ELECTION

     A Participant may elect irrevocably at any time (at a time and in a manner determined by the Plan Administrator) prior to exercising a unit option granted under the Plan that issuance of Units upon exercise of such unit option shall be deferred until a pre-specified date in the future or until a Participant ceases to serve as a Director of the Company, as elected by the Participant. After the exercise of any such unit option and prior to the issuance of any deferred units, the number of Units issuable to the Participant shall be credited to a memorandum deferred account and any dividends or other distributions paid on the Common units shall be deemed reinvested in additional Common Units until all credited Units shall become issuable pursuant to the Participant's election.

                                   SECTION 6

                               GENERAL PROVISIONS

     6.1 Neither the Plan, nor the granting of a unit option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Participant has a right to continue as a Director for any period of time or at any particular rate of compensation.

     6.2 The Company shall not be required to issue any certificate or certificates for Units upon the exercise of a unit option granted under the Plan, or record as a holder of record of Units the name of the individual exercising a unit option under the Plan, (a) without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and (b) without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

     6.3 All costs and expenses of the adoption and administration of the Plan shall be borne by the Company or the Partnership, as appropriate.

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     6.4  The Plan shall be construed and governed in accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

     6.5 Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise or other taxable event with respect to unit options under the applicable laws or regulations of any governmental authority, whether federal, state or local and whether domestic or foreign.

     By participating in the Plan, each Participant shall agree that he or she is responsible for obtaining qualified tax advice prior to the Participant's (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or (iii) disposing of any Common Units issued under the Plan.

                                   SECTION 7

                    EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective as of August 14, 1998, subject to the approval of the plan by the Company's sole stockholder, with such approval to be obtained within 12 months from the effective date hereof. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholder, but such termination shall not affect the then-outstanding terms of any unit options or the Company's obligation to issue Units under any then-exercised unit options as to which a deferral election has been made under
Section 5.7.

                                   SECTION 8

                           COMPLIANCE WITH SECTION 16

     The Company's intention is that, so long as any of the Partnership's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by Section 16 Insiders, the Plan shall comply in all respects with Rule 16b-3 or any successor rule or rule of similar application under Section 16 of the Exchange Act or rules thereunder, and, if any Plan provision is later found not to be in compliance with such exemption under Section 16, that provision shall be deemed modified as necessary to meet the requirements of such applicable exemption.

                                   SECTION 9

              AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

     9.1 Subject to the Board and Section 9.2, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company and the Partnership, including, but not limited to, any amendment necessary to ensure that the Company and Partnership may obtain any regulatory approval referred to in Section 6.2; provided, however, that unless the Plan Administrator determines that such change does not materially impair the value of the unit options, no change in any unit option theretofore granted may be made which would impair the right of the Participant to acquire Units or retain Units that the Participant may have acquired as a result of the Plan without the consent of the Participant.

     9.2 The Board may at any time suspend the operation of or terminate the Plan with respect to any Units which are not at that time subject to any outstanding unit options.

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     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on behalf of the Partnership, effective as of August 14, 1998.



                                          LEVIATHAN GAS PIPELINE COMPANY

                                          By       /s/ H. BRENT AUSTIN
                                           ------------------------------------
                                            Title: Executive Vice President

ATTEST:

By       /s/ DAVID L. SIDDALL
    ----------------------------------
    Title: Corporate Secretary



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